Exhibit 10.1

THE ULTIMATE SOFTWARE GROUP, INC.
AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN

The Ultimate Software Group, Inc., a Delaware corporation (together with its affiliates and subsidiaries, the “Company”), hereby amends and restates The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan (as so amended and restated, the “Plan”), effective as of May 18, 2012, the date of the Company’s 2009 annual meeting of stockholders, or the date of any adjournment thereof, to provide in its entirety as follows:

1.	PURPOSE

The objectives of the Plan are (i) to provide a vehicle for compensating the Company’s key personnel by giving them the opportunity to acquire a proprietary interest in the Company’s Common Stock by receiving equity-based incentive compensation; (ii) to provide management with an equity ownership in the Company commensurate with Company performance, as reflected in increased stockholder value; (iii) to attract, motivate and retain key employees, non-employee directors and other service providers by maintaining competitive compensation levels; and (iv) to provide an incentive to management for continuous employment with or service to the Company.

2.	DEFINITIONS

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

(a) “Award” means an award of an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall have the meaning set forth in Section 14.2 hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or a successor thereof, or any other committee of the Board appointed by the Board to administer the Plan from time to time.

(g) “Common Stock” means the Company’s Common Stock, par value $.01 per share.

(h) “Company” means The Ultimate Software Group, Inc., a Delaware corporation.

(i) “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

(j) “Director Fee Option” means an Option granted in lieu of certain directors’ fees under Section 13 of the Plan.

(k) “Disability” means a condition in which a Participant is considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

(l) “Eligible Person” means any person who is an employee, officer, director, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant or advisor of the Company or any Subsidiary.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” with respect to the value of a share of Common Stock as of a particular day, shall mean the last reported sale price (as reported on the NASDAQ) of the Common Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Common Stock is traded on the NASDAQ).  If the Common Stock is not listed on the NASDAQ, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

(o) “Incentive Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

(p) “NASDAQ” means The Nasdaq Stock Market’s National Market.

(q) “Non-Employee Director” means any member of the Board who is not an officer or employee of the Company.

(r) “Nonqualified Stock Option” means an Option to purchase shares of Common Stock granted under Section 6 hereof that is not an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(t) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(u) “Performance Awards” means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

(v) “Plan” means The Ultimate Software Group, Inc. 2005 Equity and Incentive Plan as set forth herein, as amended from time to time.

(w) “Prior Plan” means The Ultimate Software Group, Inc. Nonqualified Stock Option Plan, as amended and restated as of December 20, 2002.

(x) “Restricted Stock Award” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(y) “Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder.

(z) “Stock Appreciation Right” means an Award under Section 7 hereof entitling a Participant to receive a payment, representing the difference between a base price per share and the Fair Market Value of a share of Common Stock on the date of exercise.

(aa) “Stock Award” means an Award under Section 10 hereof entitling a Participant to shares of Common Stock that are free of transfer restrictions and forfeiture conditions imposed by the Plan.

(bb) “Stock Unit Award” means an Award under Section 9 hereof entitling a Participant to a payment of a unit value based on the Fair Market Value of a share of Common Stock.

(cc) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	ADMINISTRATION

Section 3.1 Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board.  Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

Section 3.2 Committee Authority.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award.  Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is permitted by the Plan for the grant of an Award, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent.  The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder.  The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated.  All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

Section 3.3 Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law and such other limitations as the Committee shall determine.  In no event shall such authority be delegated with respect to Awards to any members of the Board or any Participant who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code.  In the event that authority is delegated to an officer or officers in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or officers for such purpose.

Section 3.4 Grants to Committee Members.  Any Awards under the Plan made to Non-Employee Directors shall be approved by the Board.  With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.	SHARES SUBJECT TO THE PLAN

Section 4.1 Share Limitation.  No further grants may be made under the Prior Plan, but awards made under the Prior Plan shall remain outstanding in accordance with their terms.  Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all (i) stock options granted under the Prior Plan and (ii) Awards granted to Participants under the Plan shall be 14,000,000 shares.  Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.  To the extent that any Award under the Plan or any stock option under the Prior Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitation and may again be made subject to Awards under the Plan pursuant to such limitation.  In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award under the Plan or any stock option under the Prior Plan shall be added to the foregoing maximum share limitation and may be made subject to Awards under the Plan pursuant to such limitation.  Any Awards under the Plan settled in cash shall not be counted against the foregoing maximum share limitation.  Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be returned or added to the aggregate share reserve under the Plan upon the termination, forfeiture, cancellation or other disposition of a stock option granted under the Prior Plan shall be limited to 6,000,000 shares.

Section 4.2 Adjustments.  If there shall occur any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation or other change in corporate structure affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 hereof, (ii) the maximum number and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 10.1 hereof, (iii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award.  Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.	ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan.  The Committee has the authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan.  To the extent deemed necessary by the Committee, an Award will be evidenced by an Award Agreement as described in Section 15.1 hereof.

6.	STOCK OPTIONS

Section 6.1 Grant of Option.  An Option may be granted to any Eligible Person selected by the Committee.  Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option.  The maximum number of shares of Common Stock that may be subject to Options granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 6.2 Exercise Price.  The exercise price under any Option granted to Participants under the Plan shall be equal to 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant, or such other amount as may be determined by the Committee.

Section 6.3 Vesting; Term of Option.  The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and/or exercisable, and may accelerate the exercisability of any Option at any time.  The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement.  An Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s employment or other service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.

Section 6.4 Option Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor.  Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee:  (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market broker-assisted transaction, (iv) by a combination of the foregoing methods, or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.  In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee and set forth in the Award Agreement.

Section 6.5 Limited Transferability of Nonqualified Options.  All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case of Nonqualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below.  An award for a Nonqualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s “family member,” as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933, which may include a trust for the benefit of a Participant and/or a Participant’s family member.  The transfer of a Nonqualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time.  Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Section 6.6 Additional Rules for Incentive Stock Options.

(i) Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation §1.421-7(h).

(ii) Annual Limits.  No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code.  This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(iii) Ten Percent Stockholders.  If an Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (a) the Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (b) such Option shall not be exercisable after the expiration of five years following the date such Option is granted.

(iv) Termination of Employment.  An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(v) Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code.  An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.  An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(vi) Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 6.7 Repricing of Stock Options Prohibited.  The Committee shall not cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

7.	STOCK APPRECIATION RIGHTS

Section 7.1 Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee.  A Stock Appreciation Right granted to an Eligible Person is an Award in the form of a right to receive, upon settlement or exercise of the right but without other payment, an amount based on appreciation in the Fair Market Value of shares of Common Stock over a base price established for the Award.  Stock Appreciation Rights shall be settled or exercisable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the settlement or exercisability of a Stock Appreciation Right at any time.  The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 500,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 7.2 Vesting; Term; Base Price of Stock Appreciation Rights.  A Stock Appreciation Right shall be settled or exercisable at such time or times as determined by the Committee, but in no event after 10 years from the Date of Grant.  The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

Section 7.3 Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon settlement or exercise of the Stock Appreciation Right, as applicable, to receive payment of an amount determined by multiplying:  (i) the excess of the Fair Market Value of a share of Common Stock on the date of settlement or exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is settled or exercised.  Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of settlement or exercise, as applicable, or in a combination of cash and shares of Common Stock, subject to applicable tax withholding requirements.

Section 7.4 Repricing of Stock Appreciation Rights Prohibited.  The Committee shall not cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ, except in accordance with an adjustment permitted under Section 4.2 hereof.

8.	RESTRICTED STOCK AWARDS

Section 8.1 Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee.  A Restricted Stock Award granted to an Eligible Person represents shares of Common Stock that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.  The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.  The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards.  The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 8.2 Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time.  Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods.  Such vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion.  In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.

Section 8.3 Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee.  Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee.  The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

Section 8.4 Rights as Stockholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

Section 8.5 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code.  The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	STOCK UNIT AWARDS

Section 9.1 Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Person selected by the Committee.  A Stock Unit Award is an Award to an Eligible Person of a number of hypothetical share units with respect to shares of Common Stock that are granted subject to such vesting and transfer restrictions and conditions of payment as the Committee shall determine and set forth in an Award Agreement.  The value of each unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on any applicable date of determination.  The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as a Stock Unit Awards that are not Section 162(m) Awards.  The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be limited to 250,000 units (subject to adjustment as provided in Section 4.2 hereof).  A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine.  A Stock Unit Award may be granted, at the discretion of the Committee, together with a dividend equivalent right with respect to the same number of shares of Common Stock.

Section 9.2 Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall determine, in its sole discretion, any vesting requirements with respect to a  Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time.  Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods.  Vesting requirements may also be based on the attainment of specified performance goals or measures established by the Committee in its sole discretion.  In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

Section 9.3 Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award.  The payment with respect to each share unit under a Stock Unit Award shall be determined by reference to the Fair Market Value of one share of Common Stock on each applicable payment date.  Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements.  In accordance with Section 15.4 hereof, the Committee may permit a Participant to defer the receipt of payment under a Stock Unit Award until such date or event as may be elected by the Participant in accordance with rules established by the Committee.

Section 9.4                      No Rights as Stockholder.  The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.	STOCK AWARDS

Section 10.1 Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee.  A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Committee.  A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement.  The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.  The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards.  The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 10.2 Rights as Stockholder.  Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.	PERFORMANCE AWARDS

Section 11.1 Grant of Performance Awards.  The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied.  The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards.  At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate.  The Committee may also determine a target payment amount or a range of payment amounts for each Award.  The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.  The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award.  In the case of any Performance Award that is a Section 162(m) Award, performance goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $2,000,000.

Section 11.2 Payment of Performance Awards.  At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any.  Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.

12.	SECTION 162(M) AWARDS

Section 12.1 Awards.  Awards of Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards.  Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

Section 12.2 Performance Criteria.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit:  annual recurring revenues; recurring revenues; services revenues; license revenues; net or gross revenue; operating expenses; cash flow; total earnings; earnings per share, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; gross or operating margin; return on equity; return on capital; return on investment; market share; economic value added; stock price; and total stockholder return.  The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items:  discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business.  The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.  In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

Section 12.3 Section 162(m) Requirements.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by Section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under Section 162(m) of the Code).  As and to the extent required by Section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

13.	DIRECTOR FEE OPTIONS

Section 13.1 Board Discretion.  Subject to the express limitations of the Plan, the Board shall have authority in its discretion to determine the Non-Employee Directors of the Company to whom, and the time or times at which, Options may be granted, the number of shares subject to each Option, the exercise price of an Option, the time or times at which an Option will become vested and exercisable, the duration of an Option, and all other terms of an Option.  Unless otherwise provided by the Board and set forth in an Award Agreement, Non-Employee Directors of the Company shall be granted Director Fee Options in accordance with the provisions of this Section 13.

Section 13.2 Grant of Director Fee Option.  Subject to Sections 13.1 and 13.7 hereof, as of each Date of Grant (determined under Section 13.3 hereof), each Non-Employee Director of the Company shall receive a grant of a Director Fee Option at an exercise price (determined under Section 13.4 hereof) to purchase a number of shares of Common Stock (determined under Section 13.5 hereof) in lieu of directors’ fees which such Non-Employee Director earned during the calendar quarter ending immediately prior to such Date of Grant.

Section 13.3 Date of Grant.  The Date of Grant of a Director Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which directors’ fees are earned by a Non-Employee Director, with the first such Date of Grant to be January 3, 2005.

Section 13.4 Exercise Price.  The exercise price of each share of Common Stock subject to a Director Fee Option shall be 30% of the Fair Market Value of a share of Common Stock on the applicable Date of Grant, or such other amount as may be determined by the Board.  Payment of the exercise price shall be determined in accordance with the provisions of Section 6.4 hereof.

Section 13.5 Number of Shares.  The number of shares of Common Stock subject to any Director Fee Option shall equal (i) the dollar amount of the Non-Employee Director’s fees which were earned during the calendar quarter ending immediately prior to the Date of Grant, divided by (ii) the excess of the Fair Market Value of a share of Common Stock on the applicable Date of Grant over the exercise price of the Director Fee Option (determined in accordance with Section 13.4 hereof), rounded to the nearest whole share.

Section 13.6 Vesting.  Each Director Fee Option shall be fully vested on the Date of Grant.

Section 13.7 Exercise.  A Director Fee Option shall first become exercisable on the earliest to occur of the following events:  (i) the fifth anniversary of the Date of Grant, (ii) the date on which the Non-Employee Director ceases to be a member of the Board, and (iii) the effective date of a Change in Control; and shall remain exercisable for the period specified in the Award Agreement as provided by the Committee at the time of grant.  To the extent that a Director Fee Option is not exercised within the applicable time period (or is not otherwise settled in accordance with Section 13.8 hereof), such Director Fee Option shall be terminated and the Non-Employee Director’s rights thereunder shall be automatically forfeited.

Section 13.8 Cash Settlement.  Notwithstanding the provisions of Section 13.7 hereof, the Committee may, in its discretion, cancel the right of a Non-Employee Director to exercise a Director Fee Option upon or following the occurrence of an exercise event as described in Section 13.7 hereof in exchange for a cash payment to the Non-Employee Director equal to the product of (i) the number of shares of Common Stock subject to the Director Fee Option being cancelled, multiplied by (ii) the excess of the per share Fair Market Value of the Common Stock on the date of cancellation of the Director Fee Option over the exercise price per share of the Director Fee Option.

14.	CHANGE IN CONTROL

Section 14.1 Effect of Change in Control.  The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” (as defined below) on an Award.  Such provisions may include any one or more of the following:  (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.  Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Stock Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, (ii) each Restricted Stock Award shall become fully and immediately vested and all forfeiture and transfer restrictions thereon shall lapse, and (iii) each outstanding Stock Unit Award, Stock Award and Performance Award shall become immediately and fully vested and payable.

Section 14.2 Definition of Change in Control.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 50% or more of the combined voting power of the Company’s (or the surviving entity’s) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

(ii) the consummation of any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries; or

(iii) the occurrence of any event the result of which is that any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise.

15.	GENERAL PROVISIONS

Section 15.1 Form of Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award.  The Award Agreement shall also set forth the effect on an Award of termination of employment under certain circumstances.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 15.2 Forfeiture Events.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

Section 15.3 No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, an Award shall be exercised only by such Participant or by his guardian or legal representative.  Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

Section 15.4 Deferrals of Payment.  The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

Section 15.5 Rights as Stockholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.  Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

Section 15.6 Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the service of the Company or any of its Subsidiaries, or to serve as a director thereof, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

Section 15.7 Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

Section 15.8 Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award.  The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

Section 15.9 Unfunded Plan.  The adoption of the Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  The benefits provided under the Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of the Plan, except as a general unsecured creditor of the Company.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under the Plan.

Section 15.10 Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary.  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of any such plan.

Section 15.11 Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.

Section 15.12 Construction and Interpretation.  Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.  Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

Section 15.13 Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 15.14 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws.  The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 15.15 Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

16.	EFFECTIVE DATE, AMENDMENT AND TERMINATION

Section 16.1 Effective Date.  The Plan shall become effective following its adoption by the Board and upon its approval by the Company’s stockholders.  The term of the Plan shall be 10 years from the date of such adoption by the Board, subject to Section 16.3 hereof.

Section 16.2 Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ or other exchange or securities market or for any other purpose.  No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

Section 16.3 Termination.  The Plan shall terminate on March 29, 2022, which is the date immediately preceding the tenth anniversary of the date of the Plan’s adoption by the Board.  The Board may, in its sole discretion and at any earlier date, terminate the Plan.  Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

THE ULTIMATE SOFTWARE GROUP, INC.